Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2017

TOTAL REVENUE OF $65.4 MILLION

CAMARILLO, CA November 7, 2017 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2017.

Third Quarter 2017 Results

For the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016:

Consolidated

•	Total revenue decreased 8.2% to $65.4 million from $71.3 million;
•	Total operating expenses decreased 3.2% to $60.4 million from $62.4 million;
•	Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) decreased 4.7% to $55.9 million from $58.6 million;
•	Operating income decreased 43.4% to $5.0 million from $8.8 million;
•	The company had a net loss of $46,000 or $0.00 loss per diluted share, as compared to net income of $2.2 million, or $0.08 net income per diluted share;
•	EBITDA (1) decreased 34.7% to $9.1 million from $14.0 million;
•	Adjusted EBITDA (1) decreased 24.2% to $9.6 million from $12.6 million; and
•	Net cash provided by operating activities increased to $8.6 million from $6.8 million.

Broadcast

•	Net broadcast revenue decreased 5.1% to $48.4 million from $51.1 million;
•	Station Operating Income (“SOI”) (1) decreased 16.4% to $11.4 million from $13.6 million;
•	Same Station (1) net broadcast revenue decreased 4.6% to $48.3 million from $50.7 million; and
•	Same Station SOI (1) decreased 16.7% to $11.4 million from $13.7 million.

Digital Media

•	Digital media revenue decreased 12.9% to $10.4 million from $12.0 million; and
•	Digital Media Operating Income (1) decreased 19.5% to $2.3 million from $2.8 million.

Publishing

•	Publishing revenue decreased 20.2% to $6.6 million from $8.2 million; and
•	The Publishing segment had an operating loss of $0.1 million as compared to operating income of $0.2 million.

Included in the results for the quarter ended September 30, 2017 are:

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of corporate expenses.

Included in the results for the quarter ended September 30, 2016 are:

•	A $1.6 million increase in the deferred tax valuation allowance;
•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net gain on the sale or disposal of assets primarily associated with the $0.7 million gain from a land easement in South Carolina that was partially offset by various fixed asset disposals;

•	A $0.2 million ($0.1 million net of tax) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle, Bryan Perry Newsletters and Daily Devotional acquisitions; and
•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,144,796 diluted weighted average shares for the quarter ended September 30, 2017, and 26,183,182 diluted weighted average shares for the quarter ended September 30, 2016.

Year to Date 2017 Results

For the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016:

Consolidated

•	Total revenue decreased 3.5% to $196.5 million from $203.6 million;
•	Total operating expenses decreased 0.5% to $178.1 million from $179.0 million;
•	Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) decreased 2.1% to $164.2 million from $167.7 million;
•	Operating income decreased 25.1% to $18.4 million from $24.6 million;
•	Net income decreased to $2.3 million, or $0.09 net income per diluted share from $5.9 million, or $0.23 net income per diluted share;
•	EBITDA (1) decreased 20.5% to $28.5 million from $35.9 million;
•	Adjusted EBITDA (1) decreased 10.2% to $32.3 million from $35.9 million; and
•	Net cash provided by operating activities decreased to $25.2 million from $26.5 million.

Broadcast

•	Net broadcast revenue decreased 2.9% to $145.5 million from $149.8 million;
•	SOI (1) decreased 9.0% to $36.7 million from $40.3 million;
•	Same station (1) net broadcast revenue decreased 2.5% to $144.8 million from $148.5 million; and
•	Same station SOI (1) decreased 8.7% to $36.9 million from $40.4 million.

Digital media

•	Digital media revenue decreased 6.0% to $32.0 million from $34.1 million; and
•	Digital media operating income (1) decreased 6.7% to $6.8 million from $7.2 million.

Publishing

•	Publishing revenue decreased 3.8% to $19.0 million from $19.8 million; and
•	The Publishing segment had operating income of $0.3 million as compared to an operating loss of $0.1 million.

Included in the results for the nine months ended September 30, 2017 are:

•	A $0.4 million ($0.2 million, net of tax, or $0.01 per share) net gain on the sale or disposal of assets including the sale of a former transmitter site in the Dallas, Texas market and the sale of two magazines that were partially offset by other fixed asset disposals;
•	A $2.8 million loss ($1.7 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver; and
•	A $1.7 million non-cash compensation charge ($1.0 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock consisting of:

o	$1.2 million non-cash compensation charge included in corporate expenses;
o	$0.3 million non-cash compensation charge included in broadcast operating expenses;
o	$0.1 million non-cash compensation charge included in digital media operating expenses; and
o	$0.1 million non-cash compensation charge included in publishing operating expenses.

Included in the results for the nine months ended September 30, 2016 are:

•	A $1.6 million increase in the deferred tax valuation allowance;
•	A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;
•	A $2.0 million ($1.2 million, net of tax, or $0.05 per diluted share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of the Miami tower site and a $0.7 million gain from a land easement in South Carolina that was partially offset by a $0.4 million charge for the write-off of leasehold improvements incurred upon the relocation of the offices in Washington D.C. and various fixed asset disposals;
•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;
•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and
•	A $0.5 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:
o	$0.3 million non-cash compensation included in corporate expenses;
o	$0.1 million non-cash compensation included in broadcast operating expenses; and
o	$0.1 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 26,454,923 diluted weighted average shares for the nine months ended September 30, 2017, and 26,012,930 diluted weighted average shares for the nine months ended September 30, 2016.

Balance Sheet

As of September 30, 2017, the company had $255.0 million outstanding on the Notes and $6.6 million outstanding under the ABL Facility.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2017:

•	On September 15, 2017, the company closed on the acquisition of real property, including the land, tower and broadcasting facilities, of radio station WSPZ-AM in Bethesda, Maryland for $1.5 million in cash. On September 15, 2017, the company entered an Asset Purchase Agreement to acquire radio station WSPZ-AM in Bethesda, Maryland for $0.6 million in cash from a related party. The company began programming the station under a Local Marketing Agreement within its Washington DC broadcast market on the same date.
•	On August 31, 2017, the company acquired the TeacherTube.com website and related assets for $1.1 million in cash.
•	On August 31, 2017, the company acquired the Intelligence Report newsletter and related assets valued at $2.5 million and it assumed deferred subscription liabilities of $2.9 million. The company paid no cash to the seller upon closing.
•	On July 24, 2017, the company closed on the acquisition of an FM translator construction permit in Eaglemount, Washington, for $40,000 in cash. The FM translator will be relocated to the Portland, Oregon market for use by its KDZR-AM radio station.
•	On July 6, 2017, the company acquired the TradersCrux.com website and related assets for $0.3 million in cash. In addition, the company may pay the seller a one-time contingent payment of up to $0.1 million if certain income goals are met during the one-year following the closing.

Conference Call Information

Salem will host a teleconference to discuss its results on November 7, 2017 at 2:00 P.M. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Third Quarter 2017 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through November 21, 2017 and can be heard by dialing (877) 660-6853, passcode 13671350 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Fourth Quarter 2017 Outlook

For the fourth quarter of 2017, the company is projecting total revenue to decline between 4% to 6% from fourth quarter 2016 total revenue of $70.7 million. Excluding the impact of political revenue and the revenue of the eliminated loss-making magazines, the company would be projecting revenue decline between 1% and 3%. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between flat and a decline of 3% compared to the fourth quarter of 2016 non-GAAP operating expenses of $55.5 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 119 radio stations, with 74 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, Crosswalk.com, ibelieve.com, churchstaffing.com, WorshipHouseMedia.com and OnePlace.com. Salem’s conservative sites include Townhall.com®, RedState.com, HotAir.com, Twitchy.com, and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1948, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn. Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian authors and Mill City Press, a general market self-publisher.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Bryan Perry, Bob Carlson, Mike Turner and Jim Woods, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other investing websites include StockInvestor.com and RetirementWatch.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements from leading health expert, Leigh Erin Connealy MD. Dr. Connealy is the medical director of one of the largest medical practices in the country where she practices integrative medicine.

Company Contact:
Evan D. Masyr
Executive Vice President & Chief Financial Officer
(805) 384-4512
Evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(Unaudited)
Net broadcast revenue	$51,052	$48,424	$149,768	$145,479
Net digital media revenue	11,999	10,446	34,056	31,998
Net publishing revenue	8,221	6,563	19,802	19,048
Total revenue	71,272	65,433	203,626	196,525
Operating expenses:
Broadcast operating expenses	37,434	37,040	109,455	108,807
Digital media operating expenses	9,172	8,169	26,815	25,241
Publishing operating expenses	8,020	6,686	19,951	18,705
Unallocated corporate expenses	4,147	4,233	11,928	13,183
Change in the estimated fair value of contingent earn-out consideration	(196)	(12)	(458)	(54)
Impairment of long-lived assets	—	—	700	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	19
Depreciation and amortization	4,317	4,217	12,623	12,591
Net (gain) loss on the sale or disposal of assets	(457)	95	(2,008)	(410)
Total operating expenses	62,437	60,428	179,006	178,082
Operating income	8,835	5,005	24,620	18,443
Other income (expense):
Interest income	1	1	4	3
Interest expense	(3,726)	(4,802)	(11,252)	(12,156)
Change in the fair value of interest rate swap	856	—	(1,325)	357
Loss on early retirement of long-term debt	(18)	—	(32)	(2,775)
Net miscellaneous income and (expense)	7	(80)	7	(80)
Net income before income taxes	5,955	124	12,022	3,792
Provision for income taxes	3,763	170	6,121	1,506
Net income (loss)	$2,192	$(46)	$5,901	$2,286

Basic earnings per share Class A and Class B common stock	$0.08	$—	$0.23	$0.09
Diluted earnings per share Class A and Class B common stock	$0.08	$—	$0.23	$0.09

Distributions per share Class A and Class B common stock	$0.07	$0.07	$0.20	$0.20

Basic weighted average Class A and Class B common stock shares outstanding	25,815,242	26,144,796	25,617,307	26,036,333
Diluted weighted average Class A and Class B common stock shares outstanding	26,183,182	26,144,796	26,012,930	26,454,923

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2016	September 30, 2017
		(Unaudited)
Assets
Cash	$130	$4
Trade accounts receivable, net	37,260	35,862
Deferred income taxes – current	9,411	—
Other current assets	8,708	9,087
Property and equipment, net	102,790	102,203
Intangible assets, net	428,870	429,745
Deferred financing costs	82	549
Deferred income taxes – non-current	—	1,877
Other assets	3,017	4,297
Total assets	$590,268	$583,624

Liabilities and Stockholders’ Equity
Current liabilities	$39,140	$50,244
Long-term debt and capital lease obligations less unamortized debt issuance costs, net of current portion	261,084	249,375
Fair value of interest rate swap	514	—
Deferred income taxes	60,769	54,644
Other liabilities	14,915	16,124
Stockholders’ Equity	213,846	213,237
Total liabilities and stockholders’ equity	$590,268	$583,624

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September, 30
	2016	2017
OPERATING ACTIVITIES
Net income	$5,901	$2,286
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	458	1,693
Tax benefit related to stock options exercised	264	—
Depreciation and amortization	12,623	12,591
Amortization of deferred financing costs	475	645
Accretion of financing items	155	74
Accretion of acquisition-related deferred payments and contingent consideration	55	32
Provision for bad debts	688	1,548
Deferred income taxes	5,684	1,409
Change in the fair value of interest rate swap	1,325	(357)
Change in the estimated fair value of contingent earn-out consideration	(458)	(54)
Impairment of long-lived assets	700	—
Impairment of indefinite-lived long-term assets other than goodwill	—	19
Loss on early retirement of long-term debt	32	2,775
Net gain on the sale or disposal of assets	(2,008)	(410)
Changes in operating assets and liabilities:
Accounts receivable	4,380	(463)
Inventories	147	(139)
Prepaid expenses and other current assets	(718)	(1,001)
Accounts payable and accrued expenses	(39)	4,879
Deferred rent	1,183	3
Deferred revenue	(4,444)	(310)
Other liabilities	—	(3)
Income taxes payable	106	(49)
Net cash provided by operating activities	26,509	25,168
INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(7,240)	(6,800)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(486)	(50)
Escrow deposits related to acquisitions	(228)	(30)
Purchases of broadcast assets and radio stations	(718)	(1,662)
Purchases of digital media businesses and assets	(3,153)	(1,690)
Purchases of publishing businesses assets	(3,318)	—
Proceeds from sale of broadcast assets	3,147	602
Other	(398)	(224)
Net cash used in investing activities	(12,394)	(9,854)
FINANCING ACTIVITIES
Payments under Term Loan B	(5,000)	(263,000)
Proceeds from borrowings under Revolver and ABL Facility	35,601	60,133
Payments on Revolver and ABL Facility	(37,837)	(53,980)
Payment of interest rate swap	—	(783)
Proceeds from bond offering	—	255,000
Payment of debt issuance costs	—	(6,837)
Payments of acquisition-related contingent earn-out consideration	(99)	(14)
Payments of deferred installments due from acquisition activity	(3,421)	(225)
Proceeds from the exercise of stock options	969	501
Payments of capital lease obligations	(80)	(93)
Payment of cash distributions on common stock	(5,000)	(5,089)
Book overdraft	734	(1,053)
Net cash used in financing activities	(14,133)	(15,440)
Net decrease in cash and cash equivalents	(18)	(126)
Cash and cash equivalents at beginning of year	98	130
Cash and cash equivalents at end of period	$80	$4

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(Unaudited)
Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Non-Cash Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairment Losses and Depreciation and Amortization Expense (Recurring Operating Expenses)
Operating Expenses	$62,437	$60,428	$179,006	$178,082
Less depreciation and amortization expense	(4,317)	(4,217)	(12,623)	(12,591)
Less change in the estimated fair value of contingent earn-out consideration	196	12	458	54
Less impairment of long-lived assets	—	—	(700)	—
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	—	(19)
Less net gain (loss) on the sale or disposal of assets	457	(95)	2,008	410
Less non-cash stock-based compensation expense	(134)	(268)	(458)	(1,693)
Total Recurring Operating Expenses	$58,639	$55,860	$167,691	$164,243

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$51,052	$48,424	$149,768	$145,479
Net broadcast revenue – acquisitions	—	(58)	—	(398)
Net broadcast revenue – dispositions	(382)	(45)	(1,187)	(131)
Net broadcast revenue – format change	—	—	(58)	(102)
Same Station net broadcast revenue	$50,670	$48,321	$148,523	$144,848

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,434	$37,040	$109,455	$108,807
Broadcast operating expenses – acquisitions	(9)	(102)	(9)	(635)
Broadcast operating expenses – dispositions	(412)	—	(1,214)	(102)
Broadcast operating expenses – format change	—	—	(88)	(106)
Same Station broadcast operating expenses	$37,013	$36,938	$108,144	$107,964

Reconciliation of SOI to Same Station SOI
Station Operating Income	$13,618	$11,384	$40,313	$36,672
Station operating income – acquisitions	9	44	9	237
Station operating (income) loss – dispositions	30	(45)	27	(29)
Station operating (income) loss – format change	—	—	30	4
Same Station – Station Operating Income	$13,657	$11,383	$40,379	$36,884

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$51,052	$48,424	$149,768	$145,479
Less broadcast operating expenses	(37,434)	(37,040)	(109,455)	(108,807)
Station Operating Income	$13,618	$11,384	$40,313	$36,672

Net digital media revenue	$11,999	$10,446	$34,056	$31,998
Less digital media operating expenses	(9,172)	(8,169)	(26,815)	(25,241)
Digital Media Operating Income	$2,827	$2,277	$7,241	$6,757

Net publishing revenue	$8,221	$6,563	$19,802	$19,048
Less publishing operating expenses	(8,020)	(6,686)	(19,951)	(18,705)
Publishing Operating Income (Loss)	$201	$(123)	$(149)	$343

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(Unaudited)
Net income (loss)	$2,192	$(46)	$5,901	$2,286
Plus interest expense, net of capitalized interest	3,726	4,802	11,252	12,156
Plus provision for income taxes	3,763	170	6,121	1,506
Plus depreciation and amortization	4,317	4,217	12,623	12,591
Less interest income	(1)	(1)	(4)	(3)
EBITDA	$13,997	$9,142	$35,893	$28,536

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(Unaudited)
Net income (loss)	$2,192	$(46)	$5,901	$2,286
Plus interest expense, net of capitalized interest	3,726	4,802	11,252	12,156
Plus provision for income taxes	3,763	170	6,121	1,506
Plus depreciation and amortization	4,317	4,217	12,623	12,591
Less interest income	(1)	(1)	(4)	(3)
EBITDA	$13,997	$9,142	$35,893	$28,536
Less net (gain) loss on the sale or disposal of assets	(457)	95	(2,008)	(410)
Less change in the estimated fair value of contingent earn-out consideration	(196)	(12)	(458)	(54)
Plus impairment of long-lived assets	—	—	700	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	19
Plus changes in the fair value of interest rate swap	(856)	—	1,325	(357)
Plus loss on early retirement of long- term debt	18	—	32	2,775
Plus net miscellaneous (income) and expenses	(7)	80	(7)	80
Plus non-cash stock-based compensation	134	268	458	1,693
Adjusted EBITDA	$12,633	$9,573	$35,935	$32,282

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
	(Unaudited)
Net cash provided by operating activities	$6,791	$8,589	$26,509	$25,168
Non-cash stock-based compensation	(134)	(268)	(458)	(1,693)
Tax benefit related to stock options exercised	(197)	—	(264)	—
Depreciation and amortization	(4,317)	(4,217)	(12,623)	(12,591)
Amortization of deferred financing costs	(157)	(288)	(475)	(645)
Accretion of financing items	(52)	—	(155)	(74)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(17)	(8)	(55)	(32)
Provision for bad debts	(420)	(752)	(688)	(1,548)
Deferred income taxes	(3,508)	(137)	(5,684)	(1,409)
Change in the fair value of interest rate swap	856	—	(1,325)	357
Change in the estimated fair value of contingent earn-out consideration	196	12	458	54
Impairment of long-lived assets	—	—	(700)	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	—	(19)
Net (gain) loss on the sale or disposal of assets	457	(95)	2,008	410
Loss on early retirement of long-term debt	(18)	—	(32)	(2,775)
Changes in operating assets and liabilities:
Accounts receivable	3,041	3,132	(4,380)	463
Inventories	(157)	(58)	(147)	139
Prepaid expenses and other current assets	688	197	718	1,001
Accounts payable and accrued expenses	1,273	(6,022)	39	(4,879)
Deferred revenue	(1,985)	(50)	4,444	310
Deferred rent	(97)	46	(1,183)	(3)
Other liabilities	—	(12)	—	3
Income taxes payable	(51)	(115)	(106)	49
Net income (loss)	$2,192	$(46)	$5,901	$2,286
Plus interest expense, net of capitalized interest	3,726	4,802	11,252	12,156
Plus provision for income taxes	3,763	170	6,121	1,506
Plus depreciation and amortization	4,317	4,217	12,623	12,591
Less interest income	(1)	(1)	(4)	(3)
EBITDA	$13,997	$9,142	$35,893	$28,536
Less net (gain) loss on the sale or disposal of assets	(457)	95	(2,008)	(410)
Less change in the estimated fair value of contingent earn-out consideration	(196)	(12)	(458)	(54)
Plus impairment of long-lived assets	—	—	700	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	—	19
Plus changes in the fair value of interest rate swap	(856)	—	1,325	(357)
Plus net miscellaneous income and expenses	(7)	80	(7)	80
Plus loss on the early retirement of long-term debt	18	—	32	2,775
Plus non-cash stock-based compensation	134	268	458	1,693
Adjusted EBITDA	$12,633	$9,573	$35,935	$32,282
Less net cash paid for capital expenditures (1)	(2,185)	(113)	(7,240)	(6,800)
Less cash paid (benefit) for taxes	(7)	83	(67)	(128)
Less cash paid for interest, net of capitalized interest	(3,545)	(2,032)	(10,644)	(4,962)
Adjusted Free Cash Flow	$6,896	$7,511	$17,984	$20,392

(1)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursable under tenant improvement allowances and net of property and equipment acquired in trade transactions and capital leases.

Selected Debt Data	Outstanding at September 30, 2017	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$255,000,000	6.75%
Asset-based revolving credit facility (2)	$2,500,000	2.99%
Asset-based revolving credit facility (2)	$2,500,000	2.98%
Asset-based revolving credit facility (2)	$1,628,843	5.00%

(1)	$255.0 million notes with semi-annual interest payments at an annual rate of 6.75%
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.